September 23, 2024

First Trust Exchange-Traded Fund VIII

120 East Liberty Drive

Wheaton, Illinois 60187

Re:	12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund VIII (the “Trust”)

Ladies and Gentlemen:

It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), comprised of various exchange-traded funds (each, a “Fund,” and, collectively, the “Funds”) set forth on Exhibit A attached hereto, which may be amended from time to time.

It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the “Plan”) pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund’s average daily net assets.

The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

Very Truly Yours,

First Trust Portfolios L.P.

/s/ James M. Dykas
James M. Dykas, Chief Financial Officer, Chief Operating Officer

Agreed and Acknowledged:

First Trust Exchange-Traded Fund VIII

/s/ Derek D. Maltbie
Derek D. Maltbie, Treasurer, Chief Financial Officer and Chief Accounting Officer

Exhibit A

Funds	Dates
First Trust Exchange Traded Fund VIII
First Trust Income Opportunities ETF (FCEF)	12/31/2025
First Trust Flexible Municipal High Income ETF (MFLX)	12/31/2025
First Trust TCW Opportunistic Fixed Income ETF (FIXD)	12/31/2025
First Trust TCW Unconstrained Plus Bond ETF (UCON)	12/31/2025
First Trust TCW Securitized Plus ETF (DEED)	12/31/2025
First Trust TCW Emerging Markets Debt ETF (EFIX)	12/31/2025
First Trust Active Factor Large Cap ETF (AFLG)	12/31/2025
First Trust Active Factor Mid Cap ETF (AFMC)	12/31/2025
First Trust Active Factor Small Cap ETF (AFSM)	12/31/2025
First Trust Low Duration Strategic Focus ETF (LDSF)	12/31/2025
First Trust Multi-Manager Large Growth ETF (MMLG)	12/31/2025
FT Vest U.S. Equity Buffer ETF – August (FAUG)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – August (DAUG)	12/31/2025
FT Vest U.S. Equity Buffer ETF – November (FNOV)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – November (DNOV)	12/31/2025
FT Vest U.S. Equity Buffer ETF – February (FFEB)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – February (DFEB)	12/31/2025
FT Vest U.S. Equity Buffer ETF – May (FMAY)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – May (DMAY)	12/31/2025
FT Vest U.S. Equity Buffer ETF – June (FJUN)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – June (DJUN)	12/31/2025
FT Vest U.S. Equity Buffer ETF – July (FJUL)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – July (DJUL)	12/31/2025
FT Vest U.S. Equity Buffer ETF – September (FSEP)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – September (DSEP)	12/31/2025
FT Vest U.S. Equity Buffer ETF – October (FOCT)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – October (DOCT)	12/31/2025
FT Vest U.S. Equity Buffer ETF – December (FDEC)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – December (DDEC)	12/31/2025
FT Vest U.S. Equity Buffer ETF – January (FJAN)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – January (DJAN)	12/31/2025
FT Vest Nasdaq-100® Buffer ETF – December (QDEC)	12/31/2025
FT Vest International Equity Moderate Buffer ETF – December (YDEC)	12/31/2025
FT Vest U.S. Equity Buffer ETF – March (FMAR)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – March (DMAR)	12/31/2025
FT Vest U.S. Equity Buffer ETF – April (FAPR)	12/31/2025
FT Vest U.S. Equity Deep Buffer ETF – April (DAPR)	12/31/2025
FT Vest Laddered Buffer ETF (BUFR) (fka FT Vest Fund of Buffer ETFs)	12/31/2025
FT Vest Laddered Deep Buffer ETF (BUFD) (fka FT Vest Fund of Deep Buffer ETFs)	12/31/2025
FT Vest International Equity Moderate Buffer ETF – March (YMAR)	12/31/2025
FT Vest Nasdaq-100® Buffer ETF – March (QMAR)	12/31/2025

Funds	Dates
First Trust Exchange Traded Fund VIII
First Trust Innovation Leaders ETF (ILDR)	12/31/2025
FT Vest International Equity Moderate Buffer ETF – June (YJUN)	12/31/2025
FT Vest Nasdaq-100® Buffer ETF – June (QJUN)	12/31/2025
First Trust Expanded Technology ETF (XPND)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – June (XJUN)	12/31/2025
FT Vest Nasdaq-100® Buffer ETF – September (QSPT)	12/31/2025
FT Vest International Equity Moderate Buffer ETF – September (YSEP)	12/31/2025
First Trust SkyBridge Crypto Industry and Digital Economy ETF (CRPT)	12/31/2025
First Trust Multi-Manager Small Cap Opportunities ETF (MMSC)	12/31/2025
FT Vest Buffered Allocation Defensive ETF (BUFT)	12/31/2025
FT Vest Buffered Allocation Growth ETF (BUFG)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – December (XDEC)	12/31/2025
FT Vest Laddered Nasdaq Buffer ETF (BUFQ) (fka FT Vest Fund of Nasdaq-100® Buffer ETFs)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – September (XSEP)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – January (GJAN)	12/31/2025
First Trust Multi-Strategy Alternative ETF (LALT)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – February (GFEB)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – March (XMAR)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – March (GMAR)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – April (GAPR)	12/31/2025
FT Vest US Equity Moderate Buffer ETF – May (GMAY)	12/31/2025
FT Vest US Small Cap Moderate Buffer ETF – May (SMAY)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – June (GJUN)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – July (GJUL)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – July (XJUL)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – August (GAUG)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – August (XAUG)	12/31/2025
FT Vest U.S. Small Cap Moderate Buffer ETF – August (SAUG)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – September (GSEP)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – October (GOCT)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – November (GNOV)	12/31/2025
FT Vest U.S. Equity Moderate Buffer ETF – December (GDEC)	12/31/2025
FT Vest U.S. Equity Buffer & Premium Income ETF – September (XISE)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – October (XOCT)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – November (XNOV)	12/31/2025
FT Vest U.S Equity Enhance & Moderate Buffer ETF – January (XJAN)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – February (XFEB)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – April (XAPR)	12/31/2025
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – May (XMAY)	12/31/2025
FT Vest Laddered Moderate Buffer ETF (BUFZ)	12/31/2025
FT Vest U.S. Small Cap Moderate Buffer ETF – November (SNOV)	12/31/2025
FT Vest U.S. Equity Buffer & Premium Income ETF – December (XIDE)	12/31/2025
FT Vest U.S. Small Cap Moderate Buffer ETF – February (SFEB)	02/05/2026

Funds	Dates
First Trust Exchange Traded Fund VIII
FT Vest U.S. Equity Buffer & Premium Income ETF – March (XIMR)	03/18/2026
FT Vest U.S. Nasdaq-100® Conservative Buffer ETF – April (QCAP)	04/08/2026
FT Vest U.S. Nasdaq-100® Conservative Buffer ETF – July (QCJL)	04/08/2026
FT Vest U.S. Nasdaq-100® Conservative Buffer ETF – October (QCOC)	04/08/2026
FT Vest U.S. Nasdaq-100® Conservative Buffer ETF – January (QCJA)	04/08/2026
FT Vest U.S. Nasdaq-100® Moderate Buffer ETF – May (QMMY)	05/06/2026
FT Vest U.S. Nasdaq-100® Moderate Buffer ETF – August (QMAG)	05/06/2026
FT Vest U.S. Nasdaq-100® Moderate Buffer ETF – November (QMNV)	05/06/2026
FT Vest U.S. Nasdaq-100® Moderate Buffer ETF – February (QMFE)	05/06/2026
FT Vest Laddered Small Cap Moderate Buffer ETF (BUFS)	05/21/2026
FT Vest U.S. Equity Buffer & Premium Income ETF – June (XIJN)	06/10/2026
FT Vest Laddered International Moderate Buffer ETF (BUFY)	09/23/2026